UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of Principal Executive Offices)	(Zip Code)

(515) 345-2902
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or By Laws; Change in Fiscal Year
On May 16, 2018, the Board of Directors (the "Board") of EMC Insurance Group Inc. (the "Company") adopted an amendment to the Company's By-Laws. The amendment decreased the size of the Board from six (6) to five (5) directors. The amended By-Laws are attached as Exhibit 3.2.

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 16, 2018, the Company held its annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting stockholders: 1) elected the five Board of Director nominees to serve as directors of the Company for the ensuing year, 2) approved, by a non-binding advisory vote, the compensation of the Company's named executive officers as disclosed in the proxy statement, and 3) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year.
The voting results are set forth below.

Proposal 1:	Election of Directors:
					Broker
	Nominee	For	Against	Abstain	Non-Votes
	Peter S. Christie	17,998,803	113,434	32,898	2,676,789
	Stephen A. Crane	17,948,374	163,862	32,899	2,676,789
	Jonathan R. Fletcher	17,973,203	163,583	8,349	2,676,789
	Bruce G. Kelley	18,018,328	116,438	10,369	2,676,789
	Gretchen H. Tegeler	18,006,711	130,073	8,351	2,676,789

Proposal 2:	Advisory vote on the compensation of the Company's named executive officers as disclosed in the proxy statement:
				Broker
	For	Against	Abstain	Non-Votes
	17,827,232	219,115	98,788	2,676,789

Proposal 3:	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year:
				Broker
	For	Against	Abstain	Non-Votes
	20,638,813	172,334	10,777	-

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	By-Laws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on May 21, 2018.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer